UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Florida	80-0149096
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7220 N.W. 7TH STREET PLANTATION, FL
33317
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-150419

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0001 per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of H & H Imports, Inc. (the “Company”) set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-150419), initially filed with the Securities and Exchange Commission on April 24, 2008, as amended, including the prospectus contained therein filed pursuant to Rule 424(b) pursuant to the Securities Act of 1933, as amended, as well as any amendments to such Registration Statement filed subsequent thereto, and any and all amendments and reports filed for the purpose of updating such description, are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement.

Exhibit	Description

3.1*	Articles of Incorporation of Incorporation of Registrant

3.2*	Articles of Amendment to Articles of Incorporation

3.3*	By-laws of Registrant

4.1	Specimen Common Stock Certificate

*          Filed as equivalent exhibit number to Registrant’s Registration Statement on Form S-1 (File no. 333-150419) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

H & H IMPORTS, INC.

Date:	December 24, 2008
By:	/s/ Francis A. Rebello

Francis A. Rebello

President